Calculation of Filing Fee Tables
S-8
CYPHERPUNK TECHNOLOGIES INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.001 per share	Other	3,354,042	$ 0.5915	$ 1,983,915.84	0.0001381	$ 273.98
Total Offering Amounts:						$ 1,983,915.84		$ 273.98
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 273.98
Offering Note
[1]	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Cypherpunk Technologies Inc. 2016 Equity Incentive Plan (the "2016 EIP") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant's Common Stock. Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq Global Market on June 5, 2026. Represents the aggregate number of shares of Common Stock that were automatically added on January 1, 2026 to the shares authorized for issuance under the 2016 EIP pursuant to an "evergreen" provision contained in the 2016 EIP. Pursuant to such provision, on January 1 of each calendar year, the number of shares authorized for issuance under the 2016 EIP is automatically increased by a number equal to (a) 4% of the outstanding Common Stock of the Registrant as of the end of the immediately preceding calendar year; or (b) such lesser number of shares of Common Stock as is determined by the Registrant's compensation committee in the applicable year.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources